UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
November 2, 2007

THE CHILDREN’S PLACE RETAIL STORES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-23071	31-1241495
(Commission File Number)	(IRS Employer Identification No.)

915 Secaucus Road, Secaucus, New Jersey	07094
(Address of Principal Executive Offices)	(Zip Code)

(201) 558-2400
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

(a)  To support the liquidity needs of our businesses through the end of November, on November 2, 2007, The Children’s Place Retail Stores, Inc. and its indirect wholly-owned subsidiary, The Children’s Place Services Company, LLC, entered into an amendment (the “First Amendment”) to the fifth amended and restated loan and security agreement (the “Loan Agreement”) dated as of June 28, 2007 with Wells Fargo Retail Finance, LLC, Wachovia Capital Finance Corporation (New England), Lasalle Retail Finance, JPMorgan Chase Bank, N.A., Citicorp USA, Inc., and HSBC Bank USA, National Association, (the “Lenders”). Pursuant to the original Loan Agreement, the Company has access to a seasonal over-advance feature that enables it to borrow up to an additional $20 million from July 1st through October 31st, subject to satisfying certain conditions, including a condition relating to our actual and projected pro forma EBITDA. For this year only, the First Amendment extends this period when this over-advance feature is available through November 30, 2007. We paid the lenders a $30,000 fee in connection with the First Amendment.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 2, 2007

THE CHILDREN’S PLACE RETAIL STORES, INC.
	By:	/s/ Susan Riley
	Name:	Susan J. Riley
	Title:	Executive Vice President, Finance and Administration